Exhibit 99.2

Intellia Therapeutics Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass., Dec. 1, 2020 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading genome editing company focused on developing curative therapeutics using CRISPR/Cas9 technology both in vivo and ex vivo, announced today the pricing of an underwritten public offering of 4,794,521 shares of its common stock at a public offering price of $36.50 per share. Intellia also granted the underwriters a 30-day option to purchase up to an additional 719,178 shares of its common stock. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $175 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares in the offering are to be sold by Intellia.

Goldman Sachs & Co. LLC, Jefferies and SVB Leerink are acting as joint book-running managers for the offering. The offering is expected to close on or about December 4, 2020, subject to customary closing conditions.

The shares of common stock are being offered by Intellia pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on November 30, 2020. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from: Goldman Sachs & Co. LLC, by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Jefferies LLC, by mail at 520 Madison Avenue, 2nd Floor, New York, NY 10022, Attention: Equity Syndicate Prospectus Department, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; or SVB Leerink LLC, by mail at One Federal Street, 37th Floor, Boston, MA 02110, Attention: Syndicate Department, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company focused on developing proprietary, curative therapeutics using the CRISPR/Cas9 system.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Intellia’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. Any forward-looking statements contained in this press release represent Intellia’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Intellia Contacts:

Investors:

Lina Li

Associate Director

Investor Relations

+1 857-706-1612

lina.li@intelliatx.com

Media:

Jennifer Mound Smoter

Senior Vice President

External Affairs & Communications

+1 857-706-1071

jenn.smoter@intelliatx.com

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